Exhibit 99.1

VIASPACE Leverages NASA Technology to Develop Solutions for Growing Maritime Security Market

PASADENA, CA—March 6, 2007—VIASPACE Inc. (OTCBB: VSPC), a company commercializing proven technologies from NASA and the US Department of Defense, is identifying opportunities and developing solutions to meet the growing need for maritime security. Federal, state and local government agencies and private companies are allocating significant resources for security initiatives to protect seaports, inspect and secure cargo containers and improve overall maritime security operations. VIASPACE has an exclusive license from Caltech to commercialize NASA’s SHINE real-time inference engine technology for most major applications including maritime security, homeland defense and diagnostics/prognostics. VIASPACE is pursuing port and container security opportunities as part of its overall strategic focus to develop high performance, real-time inference and sensor data fusion-based solutions leveraging SHINE technology.

Seaports and waterways are critical to both world trade and national defense, and in the wake of the September 11th terrorist attacks their security has become a major concern. According to the US Department of Homeland Defense, US ports and waterways are vulnerable given their size, easy accessibility by water and land, large numbers of potential targets, and close proximity to urban areas. They are a critical link in the international supply chain and as such represent a potential conduit for weapons, dangerous materials, drugs and human cargo. A report on maritime security by the United States Government Accountability Office asserts the potential consequences of the risks created by these vulnerabilities are significant because the nation’s economy relies on an expeditious flow of goods through seaports and a successful attack on a seaport could result in a dramatic slowdown in the supply system, with consequences in the billions of dollars.

According to the American Association of Port Authorities, US states rely on 13 to 15 ports to handle their imports and exports, which add up to over $1.3 billion worth of goods moving in and out of US ports daily. The US port system is responsible for moving over 99% of the country’s international trade by volume and 61% by value. Some 2 billion tons of cargo are moved annually and this volume is expected to double in the next 15 years. Worldwide, there are 3,000 ports employing millions of workers that handle 40,000 ships transporting billions of dollars of cargo every day.

Congress and the administration have been active, through legislation, presidential directives, and international agreements, in enhancing maritime security. Key agencies such as the Coast Guard, the Customs and Border Patrol, and the Transportation Security Administration have been reorganized under the Department of Homeland Security and tasked with strengthening seaport security. The Department of Homeland Defense has spent $28 billion over the 22-month period ended in August 2006 on security-related goods and services in all areas including seaport security while issuing more than 115,000 contracts.

Wholly owned subsidiary VIASPACE Security Inc. is targeting this growing market, pursuing opportunities where real-time sensor fusion technology can deliver substantial benefit in securing ports and cargo. VIASPACE Security is leveraging the SHINE inference engine along with its own development efforts to deliver high performance, real-time inference and sensor data fusion-based technologies, products and services.

AJ Abdallat, President of VIASPACE Security, commented: “There is a major need for technology solutions to improve the security of seaports and cargo worldwide and we believe sensor data fusion technology will play a key role. We see this as a tremendous opportunity for VIASPACE to draw on our proprietary technology and system design capabilities to develop leading edge maritime security solutions and establish a leadership position in this growing market.”

About VIASPACE: Originally founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory. For more information, please visit our website at www.VIASPACE.com, or contact for Investor Relations, Dr. Jan Vandersande, Director of Communications at 800-517-8050, or IR@VIASPACE.com.

Press contact: Carl Kukkonen 626-768-3360
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This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and our Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as well as general economic and business conditions, the ability to acquire and develop specific projects and technologies, the ability to fund operations, changes in consumer and business consumption habits, and other factors over which VIASPACE has little or no control.